Exhibit 11.1

LENOX GROUP INC
COMPUTATION OF NET (LOSS) INCOME PER SHARE
(In thousands, except per share amounts)

	13 Weeks	13 Weeks
	Ended	Ended
	July 1,	July 2,
	2006	2005

Basic:
(Loss) income from continuing operations	$(41,182)	$4,487
(Loss) income from discontinued operations	—	(367)

Net (loss) income	$(41,182)	$4,120

Weighted average number of common shares outstanding	13,746	13,676

(Loss) income per share from continuing operations	$(3.00)	$0.33
Loss per share from discontinued operations	—	(0.03)

Net (loss) income per common share – basic	$(3.00)	$0.30

Assuming Dilution:
(Loss) income from continuing operations	$(41,182)	$4,487
Loss from discontinued operations	—	(367)

Net (loss) income	$(41,182)	$4,120

Weighted average number of common shares outstanding	13,746	13,676

Dilutive impact of the assumed exercise of stock options and unvested restricted stock	—	72

Weighted average number of common and common equivalent shares	13,746	13,748

(Loss) income per share from continuing operations	$(3.00)	$0.33
Loss per share from discontinued operations	—	(0.03)

Net (loss) income per common share – assuming dilution	$(3.00)	$0.30

LENOX GROUP INC
COMPUTATION OF NET (LOSS) INCOME PER SHARE
(In thousands, except per share amounts)

	26 Weeks	26 Weeks
	Ended	Ended
	July 1,	July 2,
	2006	2005

Basic:
(Loss) income from continuing operations	$(48,268)	$2,258
Loss from discontinued operations	—	(768)

Net (loss) income	$(48,268)	$1,490

Weighted average number of common shares outstanding	13,736	13,644

(Loss) income per share from continuing operations	$(3.51)	$0.17
Loss per share from discontinued operations	—	(0.06)

Net (loss) income per common share – basic	$(3.51)	$0.11

Assuming Dilution:
(Loss) income from continuing operations	$(48,268)	$2,258
Loss from discontinued operations	—	(768)

Net (loss) income	$(48,268)	$1,490

Weighted average number of common shares outstanding	13,736	13,644

Dilutive impact of the assumed exercise of stock options and unvested restricted stock	—	156

Weighted average number of common and common equivalent shares	13,736	13,800

(Loss) income per share from continuing operations	$(3.51)	$0.16
Loss per share from discontinued operations	—	(0.05)

Net (loss) income per common share – assuming dilution	$(3.51)	$0.11